KEY ENERGY GROUP, INC.
COMPUTATION OF PER SHARE EARNINGS
YEARS ENDED JUNE 30, 1997 AND 1996

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                                                    Year Ended                  Year Ended
                                                   June 30, 1997               June 30, 1996
                                              -----------------------     ------------------------
                                                               Fully-                      Fully-
(Thousands, except per share amounts)         Primary         Diluted     Primary         Diluted
--------------------------------------------------------------------------------------------------
Net Income and Adjusted Earnings:

Net Income before income taxes and
     minority interest                       $14,602         $14,602      $5,575          $5,575
Effect of interest on debentures                -              3,900           -               -
                                             -------         -------     -------         -------
Adjusted net income before income taxes
     and minority interest                   $14,602         $18,502      $5,575          $5,575
                                             =======         =======     =======         =======

Net Income                                    $9,098          $9,098      $3,586          $3,586
Effect of interest on convertible
     debentures, net of tax effect                 -           2,535           -               -
                                             -------         -------     -------         -------
Adjusted net income                           $9,098         $11,633      $3,586          $3,586
                                             =======         =======     =======         =======

Weighted Average Shares and Share Equivalents Outstanding:

Weighted average shares
      outstanding (as reported)               11,216          11,216       7,789           7,789

Common Share equivalents issuable under
     stock option plans                          712           1,001         152             292
Common share equivalents issuable on assumed
     conversion of WellTech warrants             260             375           -              33
Common share equivalents issuable on assumed
     conversion of convertible debentures          -           5,333           -               -
Common share equivalents issuable on assumed
     conversion of CIT warrants                   17              38           -               -
                                             -------         -------     -------          -------
Weighted average shares and share
     equivalents outstanding                  12,205          17,963       7,941            8,114
                                             =======         =======     =======          =======
Earnings per Share:


Net income                                     $0.75           $0.65       $0.45            $0.44
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